Exhibit 99.1

(Billions, except percentages)	Apr 30 2026	Mar 31 2026	Feb 28 2026	Jan 31 2026	Dec 31 2025	Nov 30 2025	Oct 31 2025	Sep 30 2025	Aug 31 2025	Jul 31 2025	Jun 30 2025	May 31 2025	Apr 30 2025	Mar 31 2025	Feb 28 2025	Jan 31 2025	Dec 31 2024	Nov 30 2024	Oct 31 2024	Sep 30 2024	Aug 31 2024	Jul 31 2024	Jun 30 2024	May 31 2024
U.S. Consumer Card balances:
Total Card balances	$111.4	$110.8	$107.4	$110.1	$114.4	$111.1	$108.2	$107.0	$107.4	$106.8	$105.8	$105.2	$104.0	$102.9	$100.4	$102.6	$107.0	$102.6	$101.4	$99.9	$100.3	$99.4	$98.8	$98.1
30 days past due as a % of total	1.2%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.2%	1.2%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.3%	1.2%	1.2%	1.2%	1.2%
Average Card balances	$111.1	$109.1	$108.7	$112.2	$112.7	$109.7	$107.6	$107.2	$107.1	$106.3	$105.5	$104.6	$103.5	$101.6	$101.5	$104.8	$104.8	$102.0	$100.7	$100.1	$99.9	$99.1	$98.4	$97.2
Net write-off rate – principal only (a)	2.1%	2.0%	1.9%	1.8%	2.2%	2.0%	2.1%	1.7%	1.9%	1.8%	1.9%	2.0%	1.8%	2.2%	2.3%	2.1%	1.9%	1.8%	2.1%	1.8%	2.0%	2.0%	2.1%	2.2%

U.S. Small Business Card balances:
Total Card balances	$45.8	$45.2	$43.9	$44.3	$43.8	$44.7	$44.8	$43.8	$44.3	$43.6	$43.1	$45.6	$44.8	$44.5	$42.7	$42.9	$42.7	$44.4	$44.5	$43.3	$44.2	$42.6	$43.0	$42.3
30 days past due as a % of total	1.5%	1.6%	1.6%	1.6%	1.5%	1.5%	1.5%	1.5%	1.4%	1.5%	1.5%	1.4%	1.5%	1.5%	1.6%	1.5%	1.5%	1.4%	1.4%	1.4%	1.3%	1.4%	1.3%	1.3%
Average Card balances	$45.5	$44.6	$44.1	$44.0	$44.2	$44.8	$44.3	$44.1	$44.0	$43.3	$44.3	$45.2	$44.6	$43.6	$42.8	$42.8	$43.5	$44.4	$43.9	$43.8	$43.4	$42.8	$42.7	$42.0
Net write-off rate – principal only (a)	2.4%	2.6%	2.5%	2.4%	2.3%	2.3%	2.4%	2.2%	2.3%	2.4%	2.5%	2.2%	2.3%	2.4%	2.4%	2.3%	2.3%	2.0%	2.0%	1.9%	2.2%	2.2%	2.2%	2.3%

Total Card balances held for investment – U.S. Consumer and U.S. Small Business	$157.2	$156.0	$151.3	$154.4	$158.2	$155.8	$153.0	$150.8	$151.7	$150.4	$148.9	$150.8	$148.8	$147.4	$143.1	$145.5	$149.7	$147.0	$145.9	$143.2	$144.5	$142.0	$141.8	$140.4
(a)Net write-off rate based on principal only (i.e., excluding interest and/or fees).